UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2016
DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32868 (Commission File Number)	52-2319066 (IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee (Address of principal executive offices)	37027 (Zip Code)

Registrant's telephone number, including area code: (615) 771-6701

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

On August 27, 2016, the registrant, Delek US Holdings, Inc. (NYSE: DK) (“Delek”), entered into a definitive equity purchase agreement (the "Purchase Agreement") with Compañía de Petróleos de Chile COPEC S.A. and its subsidiary, Copec Inc., a Delaware corporation (collectively "COPEC"). Under the terms of the Purchase Agreement, Delek has agreed to sell, and COPEC has agreed to purchase, 100% of the equity interests in Delek's wholly-owned subsidiaries MAPCO Express, Inc., MAPCO Fleet, Inc., Delek Transportation, LLC, NTI Investments, LLC and GDK Bearpaw, LLC (collectively the “Acquired Entities”) for cash consideration of $535 million (the “Transaction”). The closing of the Transaction (the "Closing") is currently anticipated to occur by the end of 2016, subject to certain customary closing conditions, including, among other things, the receipt of required governmental and other third party approvals (or the termination or expiration of applicable waiting periods). The Closing is not subject to any condition relating to COPEC's ability to secure financing with respect to the Transaction.

The Acquired Entities own and operate 348 retail fuel and convenience stores (the "MAPCO Stores") under the brand names MAPCO Express®, MAPCO Mart®, East Coast®, Favorite Markets®, Delta Express®, Fast Food and Fuel™ and Discount Food Mart™. The MAPCO Stores are located primarily in Tennessee, Alabama and Georgia with additional stores in Arkansas, Virginia, Kentucky and Mississippi. In addition, the Acquired Entities provide fuel to 141 dealer locations and logistical fuel transportation to the MAPCO Stores and third parties through a fleet of approximately 50 fuel supply vehicles. Under the terms of the Purchase Agreement, Delek and COPEC have also agreed to enter into a supply agreement at Closing that will provide for Delek's continued supply of fuel to certain of the MAPCO Stores for a period of 18 months following the Closing.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the copy of the Purchase Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Statement Concerning Forward-Looking Statements

This filing contains “forward-looking statements” concerning Delek’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, statements regarding the closing of the Transaction and the fulfillment of conditions to the closing. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following risks and uncertainties: Delek’s and COPEC’s ability to consummate the Transaction and the fulfillment of conditions to the closing, including, but not limited to, the receipt of required governmental and other third party approvals.

Item 7.01        Regulation FD Disclosure

On August 29, 2016, Delek issued a press release and Delek and COPEC issued a joint press release announcing the execution of the Purchase Agreement. Copies of the joint press release and Delek's press release are attached as Exhibit 99.1 and Exhibit 99.2, respectively.

The information, including the exhibits attached hereto, furnished under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act except as otherwise expressly stated in such filing.

Item 9.01        Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

2.1*	Equity Purchase Agreement dated August 27, 2016 by and between Delek US Holdings, Inc., Copec Inc. and Compañía de Petróleos de Chile COPEC S.A.

99.1	Press release of Delek US Holdings, Inc. and Compañía de Petróleos de Chile COPEC S.A. issued August 29, 2016.

99.2	Press release of Delek US Holdings, Inc. issued August 29, 2016.

*
Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any of the omitted schedules or exhibits upon request by the United States Securities and Exchange Commission, provided, however, that Delek may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2016	DELEK US HOLDINGS, INC.

/s/ Assaf Ginzburg
Name: Assaf Ginzburg
Title: EVP / Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

2.1*	Equity Purchase Agreement dated August 27, 2016 by and between Delek US Holdings, Inc., Copec Inc. and Compañía de Petróleos de Chile COPEC S.A.

99.1	Press release of Delek US Holdings, Inc. and Compañía de Petróleos de Chile COPEC S.A. issued August 29, 2016.

99.2	Press release of Delek US Holdings, Inc. issued August 29, 2016.

*
Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any of the omitted schedules or exhibits upon request by the United States Securities and Exchange Commission, provided, however, that Delek may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedules or exhibits so furnished.